Exhibit 3.3

CERTIFICATE OF LIMITED PARTNERSHIP

OF

BUNGE N.A. FINANCE L.P.

THE UNDERSIGNED, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

1.      The name of the limited partnership formed hereby is Bunge N.A. Finance L.P.

2.      The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, New Castle County.

3.      The name and address of the registered agent for service of process is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, New Castle County.

4.      The names and mailing addresses of the general partners are as follows:

Bunge Canada Holdings II ULC

2190 South Service Road W.

Oakville, Ontario L6L 5N1

Canada

Bunge Alberta I ULC

2190 South Service Road W.

Oakville, Ontario L6L 5N1

Canada

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Limited Partnership as of this 8th day of March, 2007.

BUNGE CANADA HOLDINGS II ULC
General Partner

By:	/s/ MICHAEL M. SCHARF
Name:	Michael M. Scharf
Title:	Senior Vice President

BUNGE ALBERTA I ULC
General Partner

By:	/s/ MICHAEL M. SCHARF
Name:	Michael M. Scharf
Title:	Senior Vice President